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                                                                                 EXHIBIT 21
                                            Subsidiaries of
                                 American Electric Power Company, Inc.
                                         As of January 1, 1995
                                                                                   Percentage
                                                                                   of Voting
                                                                                   Securities
                                                          State of                  Owned By
                Name of Company                         Incorporation           Immediate Parent
      American Electric Power Service Corporation       New York                     100.0
      AEP Energy Services, Inc.                         Ohio                         100.0
      AEP Generating Company                            Ohio                         100.0
      AEP Investments, Inc.                             Ohio                         100.0
      AEP Resources, Inc.                               Ohio                         100.0
        AEP Resources International, Ltd.               Cayman Islands               100.0
      Appalachian Power Company                         Virginia                      96.1 (a)
        Cedar Coal Co.                                  West Virginia                100.0
        Central Appalachian Coal Company                West Virginia                100.0
        Central Coal Company                            West Virginia                 50.0 (b)
        Central Operating Company                       West Virginia                 50.0 (b)
        Kanawha Valley Power Company                    West Virginia                100.0
        Southern Appalachian Coal Company               West Virginia                100.0
        West Virginia Power Company                     West Virginia                100.0
      Columbus Southern Power Company                   Ohio                         100.0
        Colomet, Inc.                                   Ohio                         100.0
        Conesville Coal Preparation Company             Ohio                         100.0
        Simco Inc.                                      Ohio                         100.0
      Franklin Real Estate Company                      Pennsylvania                 100.0
        Indiana Franklin Realty, Inc.                   Indiana                      100.0
      Indiana Michigan Power Company                    Indiana                      100.0
        Blackhawk Coal Company                          Utah                         100.0
        Price River Coal Company                        Indiana                      100.0
      Integrated Communications Systems, Inc.           Georgia                       20.5 (c)
      Kentucky Power Company                            Kentucky                     100.0
      Kingsport Power Company                           Virginia                     100.0
      Ohio Power Company                                Ohio                          94.2 (d)
        Cardinal Operating Company                      Ohio                          50.0 (e)
        Central Coal Company                            West Virginia                 50.0 (b)
        Central Ohio Coal Company                       Ohio                         100.0
        Central Operating Company                       West Virginia                 50.0 (b)
        Southern Ohio Coal Company                      West Virginia                100.0
        Windsor Coal Company                            West Virginia                100.0
      Ohio Valley Electric Corporation                  Ohio                          44.2 (f)
        Indiana-Kentucky Electric Corporation           Indiana                      100.0
      Wheeling Power Company                            West Virginia                100.0

      (a)  13,499,500 shares of Common Stock, all owned by parent, have one vote each and
           553,848 shares of Preferred Stock, all owned by public, have one vote each.

      (b)  Owned 50% by Appalachian Power Company and 50% by Ohio Power Company.

      (c)  American  Electric  Power Company, Inc. owns  20.5% of  the  stock and the  remaining
           79.5% is owned by unaffiliated companies.

      (d)  27,952,473 shares of Common Stock, all owned by parent, have one vote each and
           1,712,403 shares of Preferred Stock, all owned by public, have one vote each.

      (e)  Ohio Power Company owns 50% of the stock; the other 50% is owned by a corporation not affiliated with American Electric Power Company, Inc.

      (f)  American Electric Power Company, Inc. and Columbus Southern Power Company own 39.9%
           and 4.3% of the stock, respectively, and the remaining 55.8% is owned by unaffiliated companies.

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